Exhibit 32.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the periodic report of IBI Acquisitions, Inc. (the "Company") on Form 10-Q for the period ended February 28, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Patsy Sessions, the Principal Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patsy Sessions
Principal Executive Officer

Date: April 14, 2010